Exhibit 10.9

Confidential

STELLENT CHICAGO SALES, INC.

LICENSE AGREEMENT

GENERAL TERMS AND CONDITIONS

THIS AGREEMENT SHALL BE VALID ONLY IF FULLY EXECUTED BY

JUNE 30, 2005.

This License Agreement (this “Agreement”), grants a license which is effective as of the 30th day of June, 2005 (the “Effective Date”), for a period of two (2) years from the first customer shipment or extend until 15th day of December, 2008 (the “Expiration Date”), whichever occurs first, and is by and between:

Stellent Chicago Sales, Inc., a corporation organized under the laws of the State of Minnesota (“Stellent Chicago”), a wholly-owned subsidiary of Stellent Chicago, Inc., and Guidance Software, Inc., a corporation organized under the laws of the State of California (the “Licensee”).

This Agreement includes all Exhibits now or hereafter appended hereto by mutual agreement of the parties.

WHEREAS, Stellent Chicago is a developer of certain proprietary file viewing and conversion technologies (the “Components”), and

WHEREAS, the Licensee desires rights to integrate and distribute the Components in connection with the Licensee’s electronic product(s) (the “Licensed Product(s)”),

NOW, THEREFORE, the parties agree as follows:

1.	Definitions

1.1.	“API” means application programming interface.

1.2.	“Affiliate” means a company which is controls, is controlled by or under common control with a party.

1.3.	“Application Service Provider” (“ASP”) means an entity that provides, manages, and distributes applications, software-based services, or solutions to individuals or organizations across the internet or other network connections from a central data center.

1.4.	“Bundle” or “Bundled” means that the Licensed Product is packaged with other products (either hardware or software), but retains its own identity as a separate software element within the package and that the Licensed Product is not incorporated or integrated into any other element of the Bundle. For the purposes of example only, the inclusion of the Licensed Products pre-loaded onto the hard drive of a personal computer is considered a Bundled Licensed Product.

1.5.	The “Component(s)” refer(s) individually and collectively to the object code, Documentation, and any other materials described on Exhibit(s) A hereto, including Upgrades to those Components distributed to Licensees under Maintenance.

1.6.	“Component Description” means the description contained in Section 1 of Exhibit(s) A attached to this Agreement.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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1.7.	“Confidential Information” means any information, oral or written, that is not generally known outside of the disclosing party’s organization, and which is considered confidential by a party because it contains information which if generally known would likely have a detrimental affect on the party’s competitive position. Confidential Information includes but is not limited to information relating to its products, product development, research, business operation (e.g., business direction or marketing plans, customer lists, and pricing methods), and which is identified in writing by the disclosing party as confidential prior to its disclosure to the receiving party.

1.8.	“Delivery” means that the Licensee has received the Components and that the Components substantially conform to the Component description of Exhibit(s) A.

1.9.	“Documentation” means the users’ manual generally provided with the Components.

1.10.	“End-User License Agreement” means a license agreement between the Licensee and the end users of the Licensed Product(s). The End User License Agreement shall contain terms limiting the use of Licensed Products, prohibiting further copying and/or transfer of the Licensed Products by such end users, and prohibiting reverse assembly, reverse compiling, or reverse engineering of the Licensed Products.

1.11.	“Licensed Product” means the specific Licensee product(s) or services which contain the Components and that are identified in Exhibit B; others may be added by amendment to this Agreement, if agreed to in writing by both parties.

1.12.	“Maintenance” means the maintenance and technical support services described in Exhibit D.

1.13.	“PST/OST Information” refers to the Stellent Chicago Confidential, proprietary, internal documentation generally described on Exhibit A-V hereto.

1.14.	“Service Bureau” means an entity that performs a service on data that is not the property of the Licensee.

1.15.	“Sub-OEM” means a customer or partner of the Licensee or of any of the Licensee’s dealers and/or distributors who embeds or integrates the Licensed Product within a product or service that is further distributed, licensed, sold or made otherwise available on a commercial basis, in which the Licensed Product becomes a feature of the Sub-OEM’s product.

1.16.	An “Upgrade” means a correction, improvement, update, enhancement or other modification of the Components which Stellent Chicago makes generally available to its licensees under Maintenance for no additional fee. Stellent Chicago reserves the right, at its sole discretion, to determine which of its offerings constitutes an Upgrade.

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2.	License, Use, Payment

2.1.	Stellent Chicago hereby grants, and the Licensee accepts, a worldwide, limited term, non-exclusive license to (i) use the Components solely to develop, distribute, support, and incorporate into Licensed Products in accordance with the terms and conditions of this Agreement, including the limitations, if any, set forth in Exhibit(s) A, (ii) incorporate the Components into the Licensed Products, and (iii) use the Components as part of the Licensed Products.

2.2.	Stellent Chicago hereby grants, and the Licensee accepts, a worldwide, perpetual, fully paid up, irrevocable, non-exclusive license to use, copy, make, modify, reproduce, and prepare derivative works of or incorporating the PST/OST Information. The Licensee may not disclose the PST/OST Information without the express written authorization of Stellent Chicago. Any derivative works prepared by Licensee of or incorporating the PST/OST Information (“Derivative Works”) shall be the sole and exclusive property of Licensee, including, without limitation, all exclusive exploitation rights, of every kind and nature, including, but not limited to, all trademarks, copyrights, and patents, and any renewals and extensions therefore, in perpetuity (or for the duration of the rights in each country), and in all languages, and Licensee, without limitation, shall have the right to make, have made, copy, modify, reproduce, transfer, sell, offer for sale, market, distribute, publicly perform, publicly display, license, or dispose of any Derivative Works and/or make any or all uses thereof as it, at any time and in the exercise of its sole discretion, may desire. Stellent Chicago will have no right in or to any such Derivative Works.

2.3.	Early Termination for Breach. This grant of license may be terminated by Stellent Chicago if the Licensee, all subject to notice and 30 days right to cure.

2.3.1.	distributes the Components in any way other than as provided herein (i.e., as object code embedded within a Licensed Product):

2.3.2.	fails to timely make all payments due Stellent Chicago hereunder; or

2.3.3.	fails to comply with any other material term of this Agreement respecting intellectual property in Section 2.7 and disclosure of Confidential Information under Section 5.

2.4.	The Licensee may sublicense the Components only as part of the Licensed Products. The End-User License Agreements shall provide that end-users shall be permitted to use the Components only as part of the Licensed Products. ANY OTHER SUBLICENSE, AND SPECIFICALLY A SUBLICENSE TO A SUB-OEM IS PROHIBITED UNDER THE TERMS OF THIS AGREEMENT. The Licensee shall provide a copy of any proposed standard End-User License Agreement for the Licensed Product(s) to Stellent Chicago upon request. Not withstanding anything to the contrary herein, the Licensee may distribute the Licensed Product to hardware manufacturers who will install the Licensed Product on their hardware and further distribute the bundled hardware and software application. In these cases, the Licensed Product shall maintain it’s product branding. Such a sublicense shall be permitted and considered a Bundle under this Agreement.

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2.5.	The Licensee may subcontract the distribution and/or reproduction of the Licensed Products provided that the Licensed Products are distributed and marketed solely under the name of the Licensee and not of said distributor or any other third party. The Licensee shall, upon Stellent Chicago’s reasonable request, give Stellent Chicago the names of such subcontractors and other information on its procedures for protecting the Licensed Products in the distribution and/or reproduction process. The Licensee shall be responsible for the payment of any royalties and/or fees, as the case may be, resulting from distribution by any such subcontractor.

2.6.	In consideration for the licenses granted herein, the Licensee shall pay Stellent Chicago royalties and/or fees, as the case may be, as set forth in Exhibit C attached hereto.

2.7.	In the event of litigation or alternative dispute resolution involving third party determination of facts and remedies, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys’ fees.

2.8.	Notwithstanding anything to the contrary in this Agreement, the Licensee shall not:

2.8.1.	distribute, market, or sublicense the Components as a stand-alone product;

2.8.2.	authorize the Components to be accessed by any application or process not specifically described as a Licensed Product (whether such other application is developed by the Licensee or by a third party);

2.8.3.	authorize the output (by way of example, but not limitation, plain text, Unicode text, HTML or XML) from the Components to be accessed by any application, whether developed by the Licensee or not, which is not specifically described as a Licensed Product. For example, a licensee with a license for Outside In Content Access for a licensed product described as an index and search application, shall not authorize any different application, such as a taxonomy or categorization application, to access the Unicode text produced by Component’s filtering process.

2.8.4.	expose or publish any Component API to any third-party including, without limitation, any customer, Sub-OEM, or business partner;

2.8.5.	reverse engineer, reverse compile or otherwise disassemble the Components;

2.8.6.	allow the Components to be accessed, distributed, or sublicensed via web services architecture except where the content to be converted is directly controlled by the Licensed Product(s); or

2.8.7.	allow the Components to be accessed, distributed, or sublicensed via Service Bureau or an ASP, provided however that consulting shops which provide services on a per engagement basis and use the Licensed Product to assist in building their deliverables, is not a violation of this provision.

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3.	Delivery and Acceptance

3.1	Stellent Chicago has delivered the Components and services, if any, specified in the Component Description.

3.2	The Components will be deemed accepted upon Agreement execution . Upon Agreement execution Stellent Chicago shall be entitled to the amounts as set forth in Exhibit C, whether or not the Licensee subsequently develops and markets the Licensed Products.

3.3	Any subsequent Components delivered will be deemed accepted upon Delivery.

4.	Proprietary Rights and Notices

4.1	This Agreement does not transfer to the Licensee any title in or ownership of the Components or any Stellent Chicago or third party trademarks, nor (except as provided herein) any right to use Stellent Chicago or third party copyrighted material, or Stellent Chicago Confidential Information embodied therein, except the rights to use the Components in Licensed Products as expressly permitted by this Agreement. The Components and Stellent Chicago Confidential Information embodied therein are and shall at all times remain the sole and exclusive property of Stellent Chicago.

4.2	The Licensee may not use trademarks, logos, trade dress, or titles of Stellent Chicago Components in any way, except as provided herein or with Stellent Chicago’s express prior written permission.

4.3	The Licensee shall promptly notify Stellent Chicago of any known unauthorized use or possession of the Components or Licensed Product. If such use or possession is suspected, the Licensee shall conduct a reasonable internal review and if confirmed, notify Stellent Chicago. In the event of unauthorized use or possession arising from the Licensee’s or its permitted sublicensees’ or distributors’ custody of the Components, the Licensee shall reasonably cooperate with Stellent Chicago in order to mitigate damages.

4.4	The Licensee may at its option, reproduce and distribute all or a portion of the supported file format list found in the Documentation, provided, however, that under no circumstances shall the Licensee reproduce or distribute any other portion of the Documentation, including without limitation, any portion of the Documentation that exposes Stellent Chicago’s APIs.

4.5	Appropriate copyright and proprietary rights acknowledgment as provided in the Component Description, Exhibit(s) A, will be stated on the Licensee’s user manuals in appropriate locations, and in “Help” and “About” boxes if Licensee includes its own copyright and propriety rights notices in those locations.

5.	Non-Disclosure of Confidential Information

5.1	In performing its obligations under this Agreement, each party may receive Confidential Information of the other party, and shall take reasonable steps to protect such Confidential Information. Such steps shall include but not be limited to, with respect to the Components and Component Documentation,:

5.1.1	designating the group responsible for controlling access to such Confidential Information;

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5.1.2	following the procedures the recipient takes to protect its own confidential information of similar character;

5.1.3	limiting disclosure to the development staff and informing such personnel, by use of non-disclosure agreements and display of confidentiality notices and other instructions, of the restrictions on use, reproduction, and disclosure; and

5.1.4	preventing disclosure to any third party without the disclosing party’s prior written permission in such case, except that the recipient may disclose Confidential Information of the disclosing party to a consultant or subcontractor with a need to know who is providing services to the recipient which directly relate to the rights or obligations of the parties pursuant to this Agreement, provided that each such consultant or subcontractor has signed an appropriate written agreement not to disclose such Confidential Information or use such Confidential Information for any purpose other than the performance of such services.

5.2	Neither party shall disclose the terms of this Agreement without the other party’s prior consent except as may be required by law or by order of court or request of government agency, and in the case of such order or request, only after notice to the other party.

5.3	The recipient shall be entitled to disclose information received from the disclosing party in confidence if:

5.3.1	such information was, prior to its receipt from the disclosing party, properly in the recipient’s possession or known to the recipient;

5.3.2	such information is developed by or for the recipient independently of the disclosing party’s Confidential Information received hereunder;

5.3.3	such information is or becomes public knowledge without the fault of the recipient; or

5.3.4	such disclosure is required by court or government action.

In the event that disclosure of a party’s Confidential Information under the circumstances described in Section 5.3.4 is required, the recipient will promptly notify and cooperate with the other party, at the other party’s expense, so that the other party make take appropriate steps to protect its Confidential Information.

6.	Warranties

6.1	Stellent Chicago represents and warrants (i) that it has the full legal right to license the Components and the PST/OST Information in accordance with this Agreement, (ii) that there is no claim, litigation proceeding pending, or to its knowledge, threatened, against Stellent Chicago with respect to the Components and/or the PST/OST Information alleging infringement of any trademark, trade secret, patent, or copyright, and (iii) that it knows of no copyright, trademark, trade secret, or patent that is infringed by the Components and/or the PST/OST Information.

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6.2	Stellent Chicago represents and warrants that the Components and the media used to distribute it are free of: (1) any computer code or instructions that may disrupt, damage, or interfere with Licensee’s use of its computer and/or telecommunication facilities for its commercial purposes, e.g., malicious code, viruses, etc.; and (2) devices that are capable of automatically or remotely stopping the Components from operating, e.g., passwords, fuses, time bombs, etc. Stellent Chicago also represents and warrants that it has developed and engineered the Components without any “back doors” or “trap doors” which allow for application code access through the bypassing of any/all security features.

6.3	Stellent Chicago represents and warrants that the Components are not controlled or restricted by the U.S. government for export. The Components are authorized under Export Commodity Control Number ear99.

6.4	Stellent Chicago warrants that the Components will perform in all material respects as specified in the Documentation. Stellent Chicago shall promptly (but in any event within 30 days) correct any material defects identified by the Licensee during the first one hundred eighty (180) days after the Components are first made available (either via download or shipment) to the Licensee. A “defect” is defined as a malfunctioning of the Components that causes the Components not to function in accordance with the Section 1 of the applicable Component Description (Exhibit(s) A) or the Documentation. THE PARTIES ACKNOWLEDGE AND AGREE THAT (1) DOCUMENT RENDERING AND CONVERSION IS AFFECTED BY THE AVAILABLE FONTS AND DISPLAY SIZE ON THE TARGET MACHINE, AND THE CURRENT TAG SET AND CAPABILITIES OF SUPPORTED MARKUP LANGUAGES; (2) AS SUCH, ONLY THOSE ELEMENTS OF THE SOURCE FILE THAT CAN BE REPRESENTED IN THE SELECTED FORMAT WILL BE DISPLAYED IN THE RENDERED OR CONVERTED DOCUMENT.

6.5	Stellent Chicago shall not be responsible in any way for any portion of software prepared by or added to the Components or the PST/OST Information by the Licensee or any third party.

6.6	THE FOREGOING WARRANTIES GIVEN BY STELLENT CHICAGO ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, UNDER OR RELATED TO THIS AGREEMENT OR THE COMPONENTS, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7.	Defense of Legal Claims

7.1

Stellent Chicago will defend or settle any allegation or claim by a third party (“Claim”) against the Licensee that the Components and/or the PST/OST Information infringe upon any United States or EU (or country within the EU) copyright, trade secret, patent, or other proprietary right of a third party, and shall indemnify the Licensee and hold it harmless from any and all such Claims and all resulting costs, expenses, compromises, losses, damages, and attorneys’ and/or

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experts’ fees, provided that (i) Stellent Chicago is given notice of the Claim within a reasonable time of Licensee learning of the Claim, (ii) Stellent Chicago is given the sole authority to defend or settle the Claim, and (iii) the Licensee does not compromise or settle the Claim without Stellent Chicago’s prior written consent. The Licensee shall cooperate, at Stellent Chicago’s expense, with all reasonable requests of Stellent Chicago in connection with any such Claim. In lieu of defending a Claim, against the Components, Stellent Chicago may, at its sole option, procure for the Licensee the right to continue using the disputed material, or modify the Components so that they become non-infringing, but in any event Stellent Chicago shall be liable for any resulting costs, expenses, compromises, losses, damages, and attorneys’ and/or experts’ fees. Any such modification shall not materially affect the functionality of the Components. Stellent Chicago shall have no obligation to defend or indemnify the Licensee for any Claim to the extent it is based upon the combination or operation of the Components with elements not supplied by Stellent Chicago, or upon modifications (not prepared by Stellent Chicago) to the Components after Delivery, where such Claim would not exist without such elements or modifications to the Components.

7.2	The Licensee will defend or settle any Claim against Stellent Chicago that elements of the Licensed Products other than the Components infringe upon any United States or EU (or country within the EU) copyright, trade secret, patent, or other proprietary right of a third party, or where such Claim would not exist without the Licensee’s modification to the Components, and the Licensee shall indemnify Stellent Chicago and hold it harmless from any and all such Claims and all resulting costs, expenses, compromises, damages, and attorney’s fees, provided that (i) the Licensee is given prompt written notice of the Claim, (ii) the Licensee is given the sole authority to defend or settle the Claim, and (iii) Stellent Chicago does not compromise or settle the Claim without the Licensee’s prior written consent. Stellent Chicago shall cooperate fully with all reasonable requests of the Licensee in connection with any Claim described in this Section 7.2.

8.	Limitation of Liability

8.1	EXCEPT FOR BREACHES OF CONFIDENTIALITY, ANYTHING TO THE CONTRARY HEREIN NOTWITHSTANDING, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY LOSS OF PROFITS, OR SPECIAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER SUCH CLAIM ARISES IN TORT OR CONTRACT, EVEN IF ADVISED OF THE POSSIBILITY OF THE SAME. EXCEPT FOR INFRINGEMENT CLAIMS, IN NO EVENT SHALL STELLENT CHICAGO’S LIABILITY TO THE LICENSEE FOR DAMAGES OR COSTS HEREUNDER, IF ANY, EXCEED FOUR TIMES THE AMOUNTS PAID TO STELLENT CHICAGO BY THE LICENSEE FOR LICENSING THE COMPONENTS UNDER THIS AGREEMENT.

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9.	Taxes, Export Regulations

9.1.	The Licensee shall pay all import duties, levies or imposts, and all sales, use, value added or other taxes of any nature (excluding taxes based on Stellent Chicago’s income or gross receipts), assessed upon or with respect to any products, programs or services licensed by or purchased from Stellent Chicago hereunder. If the Licensee is required by law to make any deduction or to withhold from any sum payable to Stellent Chicago by the Licensee hereunder, then the Licensee will provide to Stellent Chicago proof of payment of the amount of withheld tax as required under Internal Revenue Code Section 905. Under current law, the US taxpayer is required to substantiate foreign income tax credits using an original, duplicate original, or a certified or authenticated receipt. The Licensee will provide this documentation to Stellent Chicago in a timely manner. The Licensee’s requirement to deduct or withhold does not permit the Licensee to avoid or delay payments due to Stellent Chicago under this Agreement.

9.2.	The Licensee shall be responsible for meeting any other requirement of any government and procuring government approvals, such as export licenses, restrictions on export of technical data, or other procedures required to make this Agreement effective and enforceable.

10.	Assignment. Neither party may assign or transfer to any third party this Agreement, nor any of its rights or obligations under this Agreement, without the other party’s prior written permission, provided however that a sale of all or substantially all of the assets of the Licensee or a merger or acquisition of the entity shall require only notice to the other party. Transfers to an Affiliate shall be allowed.

11.	Term and Termination

11.1	The Effective Date shall be the date set forth at the beginning of this Agreement.

11.2	The Expiration Date shall be the date set forth at the beginning of this Agreement. The licenses granted herein shall terminate automatically on expiration without any action by the parties.

11.3	Except as provided in Sections 11.4 and 11.5 below, if either party should breach any material provision of this Agreement, the non-defaulting party may declare a default, and may terminate this Agreement in its entirety if the other party should fail to remedy such default within thirty (30) days after receipt of written notice thereof.

11.4	If the Licensee should breach the restrictions on disclosure or use of Stellent Chicago’s Confidential Information as provided herein, Stellent Chicago may immediately terminate this Agreement or seek equitable relief to protect its proprietary interests, or both, without waiting for any cure period to elapse.

11.5

If the Licensee should fail to make any of the payments required by this Agreement, Stellent Chicago may declare a default, and may terminate the Agreement in its entirety should the Licensee fail to remedy such default within twenty (20) days of receipt of written notice thereof. At such time, all outstanding minimum royalty payments and/or fees, and any other charges due Stellent Chicago pursuant to this Agreement, shall be deemed to have accrued and shall

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immediately be payable in full to Stellent Chicago notwithstanding any other provision hereof. The Licensee’s obligation to pay all accrued charges shall survive the expiration or termination of this Agreement.

11.6	In the event that either party becomes insolvent, or a party to bankruptcy, receivership, or similar legal proceedings concerning its financial condition that is not dismissed within sixty (60) days, or seeks to make a compromise, assignment, or other arrangement for the benefit of its creditors, or ceases doing business in the ordinary course, the other may terminate this Agreement, effective upon receipt of written notice thereof, and take any steps to protect its proprietary information as may be appropriate.

11.7	Upon termination, the Licensee will immediately cease development, production, and distribution of Licensed Products utilizing the Components. The Licensee may permit End-User License Agreements previously granted to remain in effect, but shall return or certify destruction of all copies of the Components and all Stellent Chicago Confidential Information not needed to support end-users. Stellent Chicago shall return or certify destruction of all Licensee Confidential Information.

11.8	Termination shall not relieve either party from liability for any breach occurring prior to such termination. All remedies hereunder and under applicable law shall be cumulative.

12.	General Provisions

12.1	Entire Agreement. This Agreement, together with its Exhibits, constitutes the entire agreement between the parties with respect to the Components, and may be modified only in writing, signed by an authorized representative of each party. This Agreement supersedes all other representations, proposals, and other communications between the parties relating hereto with respect to the Components.

12.2	Independent Development. Each party acknowledges and agrees that the other party may currently or in the future be developing information or technology internally, or receiving information or technology from other parties, that is similar to the Components, the PST/OST Information, or the Confidential Information disclosed by it. Accordingly, so long as the a party complies with this Agreement, such party may freely develop information or technology (directly or through third parties) that is similar to or competes with the other party’s products, services, technology, or Confidential Information.

12.3	Waiver. Any waiver by either party of any requirement of this Agreement shall not constitute a waiver of any other requirement of this Agreement, nor of the same requirement on a separate occasion.

12.4	Notice. Any notice required under this Agreement shall be in writing and shall be given by certified mail, express courier service or facsimile transmission with a confirming copy sent via certified mail or express courier service, to the address below or to such other address as either party may designate in writing to the other. Any notice thus given shall be deemed effective upon sending.

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To Stellent Chicago:	Stellent Chicago Sales, Inc.
330 N. Wabash Avenue, 15th Floor
Chicago, IL 60611-3603
Attention: VP Finance and Administration

with a copy to:	Stellent, Inc.
7777 Golden Triangle Drive
Eden Prairie, MN 55344-3736
Attention: Legal Department

To the Licensee:	Guidance Software, Inc.
215 North Marengo Avenue
Pasadena CA 91101
Attention: Tim Leehealey, VP Business Dev.

with a copy to:	Guidance Software, Inc.
215 North Marengo Avenue
Pasadena, CA 91101
Attention: Legal Department

12.5	No Agency. This Agreement shall not be construed as creating an agency, partnership, joint venture, or other relationship between the parties other than one of independent contractors.

12.6	Force Majeure. Neither party shall incur liability to the other for any failure or delay in fulfilling its obligations under this Agreement other than the making of required payments for causes beyond its reasonable control, including, but without limiting the generality of the foregoing, labor or industrial disturbances, acts of God, floods, lightning, utility or communication failures, earthquakes, acts of the public enemy, riots, insurrection, embargoes, blockages, actions, restrictions, regulations or orders of any government, agency or subdivision thereof.

12.7	Interpretation. Whenever possible, each provision of this Agreement shall be interpreted so as to be effective and valid under applicable law, but if any portion of any provision should be invalid or prohibited by applicable law, such portion shall not invalidate the remaining provisions of this Agreement. All headings are for reference purposes only and shall not affect the interpretation of this Agreement.

12.8	Publicity. Notwithstanding anything the contrary herein, each party may publicize the existence of the business relationship established hereunder in connection with any product, promotion or publication arising under this Agreement, provided that neither party shall disclose any of the terms of this Agreement to any third party without first obtaining the consent of the other party.

12.9	Press Release. Either party may issue a press release regarding the subject matter of this Agreement with the advance written approval of the other party.

12.10	Copies of the Licensed Product(s). The Licensee shall, at Stellent Chicago’s request, provide Stellent Chicago with, or provide Stellent Chicago access to, two (2) complimentary copies of each Licensed Product, which shall be used solely for support purposes and to verify the Licensee’s compliance with this Agreement.

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12.11	Official Language. Notwithstanding any translations or interpretations hereof, the parties agree that the official language of this Agreement shall be English.

12.12	Governing Law. This Agreement shall be construed under and governed by the laws of the State of Minnesota, United States of America, and shall bind the, parties their successors, and permitted assigns. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

12.13	Survival. The following provisions shall survive termination of this Agreement: 2.6, 5, 7, 8, 12, and any other provision which by its nature should survive in order to carry out the manifest intents and purposes of this Agreement.

IN WITNESS WHEREOF, the parties execute this Agreement by their duly authorized representatives, effective as of the date first above written.

Stellent Chicago Sales, Inc.		Guidance Software, Inc.

By:	/s/ Louis Gomez	By:	/s/ Frank Sansone
Name:	Louis Gomez	Name:	Frank Sansone
Its:	VP Finance and Administration	Its:	CFO

Date:	June 30, 2005	Date:	6-30-5

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STELLENT CHICAGO SALES, INC.

LICENSE AGREEMENT

EXHIBIT A-I

COMPONENT DESCRIPTION

Outside In® Viewer Technology

1.	Deliverables: Stellent Chicago will provide the following object code deliverables:

1.1.	Components – Outside In® Viewer Technology – Version 8.0
•	Outside In® Viewer Technology – Version 8.0, with the following function(s):

Viewing

Printing

Copy-to-clipboard

1.2.	Platforms Supported-Version 8.0:

•	Windows Intel (32 bit binaries)

Windows® 2000/XP/Server 2003

•	Windows Itanium (64 bit binaries)

Windows .NET® Server 2003 Enterprise Edition for Itanium

2.	Restrictions:

2.1.	With respect to the Outside In® Viewer Technology™ viewing functionality only, the Licensee may not use the Components to integrate with any file viewing APIs of the following:

2.1.1.	the Windows® 2000/XP/Sever 2003 Operating System, or any successor Operating System shell, including, but not limited to, IFileViewer;

2.1.2.	any existing or future Operating Systems;

2.1.3.	mail and messaging client (by way of example, but not limitation, this shall include products such as Lotus Notes, Microsoft Outlook and Novell Group Wise) software APIs for viewing file attachments;

2.1.4.	common dialog file viewing APIs outside of the Licensed Product, under the Windows 2000/XP operating environment; or

2.1.5.	allow end-users to view documents using the Components other than from within the Licensed Product.

3.	Copyright Notice: Outside In® Viewer Technology© 1991-2005 Stellent Chicago, Inc. All rights reserved.

4.	Use of the Components: The Licensee may use the Components in the Licensed Product for the file formats listed in the File Format Attachment.

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STELLENT CHICAGO SALES, INC.

LICENSE AGREEMENT

EXHIBIT A-II

COMPONENT DESCRIPTION

Outside In® Content Access

1.	Deliverables: Stellent Chicago will provide the following object code deliverables:

1.1.	Components – Version 8.0

•	Outside In® Content Access API, Version 8.0

1.2.	Platforms Supported – Version 8.0:

•	Windows Intel (32 bit binaries)

Windows® 2000/XP/Server 2003

•	Windows Itanium (64 bit binaries)

Windows .NET® Server 2003 Enterprise Edition for Itanium

2.	Restrictions:

2.1.	The Licensee may not use the Components to integrate with any file viewing APIs of the following:

2.1.1.	the Windows® 2000/XP/NT/.NET Server Operating System, or any successor Operating System shell, including, but not limited to, IFileViewer;

2.1.2.	any existing or future Operating Systems;

2.1.3.	mail and messaging client (by way of example, but not limitation, this shall include products such as Lotus Notes, Microsoft Outlook and Novell Group Wise) software APIs for viewing file attachments;

2.1.4.	common dialog file viewing APIs outside of the Licensed Product, under the Windows 2000/XP/NT/.NET Server operating environment; or

2.1.5.	allow end-users to view documents using the Components other than from within the Licensed Product.

3.	Copyright Notice: Outside In® Content Access© 1991-2005 Stellent Chicago, Inc. All rights reserved.

4.	Use of the Components: The Licensee may use the Components in the Licensed Product for the file formats listed in the File Format Attachment.

Confidential

STELLENT CHICAGO SALES, INC.

LICENSE AGREEMENT

EXHIBIT A-III

COMPONENT DESCRIPTION

Outside In® Search Export©

1.	Deliverables: Stellent Chicago will provide the following object code deliverables:

1.1.	Components – Search Export Version 8.0

•	Outside In Search Export Schemas Supported – Version 8.0

SearchML

1.2.	Outside In Search Exports Platforms Supported – Version 8.0:

•	Windows Intel (32 bit binaries)

Windows® 2000/XP/Server 2003

•	Windows Itanium (64 bit binaries)

Windows .NET® Server 2003 Enterprise Edition for Itanium

2.	Restrictions: Outside In Search Export may be used for indexing and searching purposes only and shall not be used for rendering (viewing) purposes.

3.	Copyright Notice: Outside In® Search Export© 1991-2005 Stellent Chicago, Inc. All rights reserved.

4.	Use of the Components: The Licensee may use the Components in the Licensed Product for the file formats listed in the File Format Attachment.

Confidential

STELLENT CHICAGO SALES, INC

LICENSE AGREEMENT

EXHIBIT A-IV

COMPONENT DESCRIPTION

Outside In® XML Export©

1.	Deliverables: Stellent Chicago will provide the following object code deliverables:

1.1.	Components – XML Export – Version 8.0

•	Outside In XML Export C API Schema Supported – Version 8.0:

Flexiondoc

1.2.	Outside In XML Export Platforms Supported – Version 8.0:

•	Windows Intel (32 bit binaries)

Windows® 2000/XP/Server 2003

2.	Restrictions: Outside In XML Export may be used for indexing and searching purposes only and shall not be used for rendering (viewing) purposes.

3.	Copyright Notice: Outside In® XML Export© 1991 -2005 Stellent Chicago, Inc. All rights reserved.

4.	Use of the Components: The Licensee may use the Components in the Licensed Product for the file formats listed in the File Format Attachment.

Confidential

STELLENT CHICAGO SALES, INC

LICENSE AGREEMENT

EXHIBIT A-V

PST/OST INFORMATION

1.	Deliverables: Stellent Chicago will provide its internal documentation for the Microsoft PST/OST file format.

2.	[*****]

3.	[*****]

4.	[*****]

5.	Excluded from Maintenance. The PST/OST Information will not be covered under the Maintenance and Technical Support Services provisions of Exhibit D. Except as otherwise provided herein, the PST/OST Information is provided “as is”. Stellent Chicago does agree to provide reasonable advice and assistance concerning the use of the PST/OST Information [*****] from the date of execution until December 31, 2005. Reasonable assistance shall include at minimum, 2 one hour conference calls and reasonable email responses to questions.

[*****]	Confidential material redacted and filed separately with the Securities and Exchange Commission.

Confidential

FORMAT LIST ATTACHMENT

Outside In® Technology 8.0

This list pertains to Exhibits A-I through A-IV only.

Word Processing Formats:
ANSI Text (7 & 8 bit)	All versions
ASCII Text (7 & 8 bit versions available)	All versions
DEC WPS Plus (DX)	Versions through 4.0
DEC WPS Plus (WPL)	Versions through 4.1
DisplayWrite 2 & 3 (TXT)	All versions
DisplayWrite 4 & 5	Versions through 2.0
Enable	Versions 3.0, 4.0 and 4.5
First Choice	Versions through 3.0
Framework	Version 3.0
IBMFFT	All versions
IBM Revisable Form Text	All versions
IBM Writing Assistant	Version1.01
Hangul	Version 97and 2002,text only
JustSystems Ichitaro	Versions 5.0, 6.0, 8.0 - 13, 2004
JustWrite	Versions through 3.0
Legacy	Versions through 1.1
Lotus AMI/AMI Professional	Versions through 3.1
Lotus Manuscript	Versions through 2.0
Lotus WordPro (Win32 platforms)	SmartSuite 96, 97 and Millennium and Millennium 9.6
Note: The Lotus WordPro filter is for Win32 on the Intel platforms only, and is provided to the Licensee “as is”, without any representations or warranties.
Lotus WordPro (Non-Windows platforms - text only)	SmartSuite 97, Millennium, and Millennium 9.6
Mac Write II	Version 1.1
MASS11	Versions through 8.0
Microsoft Rich Text Format (RTF)	All versions
Microsoft Word for DOS	Versions through 6.0
Microsoft Word for Macintosh	Versions 4.0-2004
Microsoft Word for Windows	Versions through 2003
Microsoft WordPad	All versions
Microsoft Works for DOS	Versions through 2.0
Microsoft Works for Macintosh	Versions through 2.0
Microsoft Works for Windows	Versions through 4.0
Microsoft Write	Versions through 3.0
MultiMate	Versions through 4.0
NavyDIF	All versions
NotaBene	Version 3.0
Novell/Corel Perfect Works	Version 2.0
Novell/Corel WordPerfect for DOS	Versions through 6.1
Novell/Corel WordPerfect for Mac	Versions 1.02 through 3.0
Novell/Corel WordPerfect for Windows	Versions through 12.0
Office Writer	Version 4.0 to 6.0
Open Office Writer (Text Only)	Version 1.1
PC-File Letter	Versions through 5.0
PC-File+Letter	Versions through 3.0
PFS:Write	Versions A, B, and C
Professional Write for DOS	Versions through 2.1
Professional Write Plus	Version 1.0
Q&A for DOS	Version 2.0

Confidential

Q&A Write for Windows	Version 3.0
Samna Word	Versions through Samna Word IV+
SmartWare ll	Version 1.02
Sprint	Version 1.0
StarOffice Writer (Text Only)	Version 5.2, 6.x, 7.x
Total Word	Version 1.2
Unicode Text	All versions
Volkswriter 3 & 4	Versions through 1.0
Wang PC (IWP)	Versions through 2.6
WordMARC	Versions through Composer Plus
WordStar 2000 for DOS	Versions through 3.0
WordStar for DOS	Versions through 7.0
WordStar for Windows	Version 1.0
Xy Write	Versions through III Plus

Desktop Publishing Formats:
Adobe FrameMaker (MIF, text only)	6.0

Spreadsheet Formats:
Enable	Versions 3.0,4.0 and 4.5
First Choice	Versions through 3.0
Framework	Version 3.0
Lotus 1-2-3 (DOS & Windows)	Versions through 5.0
Lotus 1-2-3 (OS/2)	Versions through 2.0
Lotus 1-2-3 Charts (DOS & Windows)	Versions through 5.0
Lotus 1-2-3 Charts (OS/2)	Versions through 2.0
Lotus 1-2-3 for SmartSuite	SmartSuite 97, Millennium, and Millennium 9.6
Lotus Symphony	Versions 1.0,1.1 and 2.0
Microsoft Excel Charts	Versions 2.x through 7.0
Microsoft Excel for Macintosh	Versions 3.0 through 4.0, 98 - 2004
Microsoft Excel for Windows	Versions 2.2 through 2003
Microsoft Multiplan	Version 4.0
Microsoft Windows Works ,	Versions through 4.0
Microsoft Works (DOS)	Versions through 2.0
Microsoft Works (Macintosh)	Versions through 2.0
Mosaic Twin ,	Version 2.5
Novell Perfect Works	Version 2.0
Open office Calc (Text Only)	Version 1.1
PFS:Professional Plan	Version 1.0
QuattroPro for DOS	Versions through 5.0
QuattroPro for Windows	Versions through 12
SmartWare ll	Version 1.02
StarOffice Calc (Text Only)	Version 5.2, 6.x, 7.x
SuperCalc 5	Version 4.0
VP Planner 3D	Version 1.0

Database Formats:
Access	Versions through 2.0
dBASE	Versions through 5.0
DataEase	Version 4.x
DBXL	Version 1.3
Enable	Versions 3.0, 4.0 and 4.5
First Choice	Versions through 3.0
FoxBase	Version 2.1
Framework	Version 3.0
Microsoft Windows Works	Versions through 4.0
Microsoft Works (DOS)	Versions through 2.0

Confidential

Microsoft Works (Macintosh)	Versions through 2. 0
Paradox (DOS)	Versions through 4.0
Paradox (Windows)	Versions through 1.0
Personal R:BASE	Version 1.0
R:BASE 5000	Versions through 3.1
R:BASE System V	Version 1.0
Reflex	Version 2.0
Q&A	Versions through 2.0
SmartWarell	Version 1.02

Standard Graphics Formats:
Binary Group 3 Fax	All versions
BMP (including RLE, ICO, CUR & OS/2 DIB & OS/2 Warp)	Windows
CDR (if TIFF image is embedded in it)	Corel Draw versions 2.0 - 9.0
CGM - Computer Graphics Metafile	ANSI, CALS, NIST, Version 3.0
DCX (multi-page PCX)	Microsoft Fax
DRW - Micrografx Designer	Version 3.1
DRW - Micrografx Draw	Versions through 4.0
EMF	Windows Enhanced Metafile
EPS Encapsulated PostScript	If TIFF image is embedded in it
FPX - Kodak Flash Pix	No specific format
GIF - Graphics Interchange Format	CompuServe
GP4 - Group 4 CALS Format	Type I and Type II
HPGL - Hewlett Packard Graphics Language	Version 2.0
IMG - GEM Paint	No specific version
JFIF (JPEG not in TIFF format)	All versions
JPEG - Joint Photographic Experts Group format (includes EXIF)	All versions
Open Office Draw (Text Only)	Version 1.1
PBM - Portable Bitmap	No specific version
PCD - Kodak Photo CD	Version 1.0
PCX Bitmap	PC Paintbrush
Perfect Works (Draw)	Novell version 2.0
PGM - Portable Graymap	No specific version
PIC-Lotus 1-2-3 Picture File Format	No specific version
PICT1 & PICT2 (Raster)	Macintosh Standard
PNG - Portable Network Graphics Internet Format	Version 1.0
PNTG	MacPaint
PPM - Portable Pixmap	No specific version
Progressive JPEG	No specific version
PSP - PaintShop Pro	Versions 5.0, 5.0.1
PSP - PaintShop Pro 6 (Win32 only)	Version 6.0
SDW	Ami Draw
Snapshot (Lotus)	All versions
SRS - Sun Raster File Format	No specific version
Star Office Draw (Text Only)	Versions 6.x, 7.x
Targa	Truevision
TIFF	Versions through 6
TIFF CCITT Group 3 & 4	Fax Systems
VISO	Visio 4 (page preview only), 5, 2000 - 2003
WBMP	No specific version
WMF	Windows Metafile
WordPerfect Graphics (WPG and WPG2)	Versions through 2.0
XBM - X-Windows Bitmap	x10 compatible
XPM - X-Windows Pixmap	x10 compatible
XWD - X-Windows Dump	x10 compatible

Confidential

High-End Graphics Formats:
Note: The Licensee acknowledges and agrees that the following High-End Graphics Formats are provided to the Licensee “as is”, without any representations or warranties.
AI - Adobe Illustrator File Format	Versions through 7.0, 9.0
CDR - Corel Draw	Versions through 8.0
CMX - Corel Clip Art Format	Versions 5 through 6
DSF - Micrografx Designer	Windows 95, Version 6.0
DWG - AutoCAD Native Drawing Format	Versions 12 through 14, 2000i, 2002
DXF (Binary and ASCII) AutoCAD Drawing Interchange Format.	Versions through 14, 2000i, 2002
FMV - FrameMaker graphics	Vector & raster through version 5.0
GDF - IBM Graphics Data Format	Version 1.0
GEM - Graphics Environment Manager Metafile	Bitmap and Vector
IGES - Initial Graphics Exchange Specification	Version 5.1
MET - OS/2 PM Metafile	Version 3.0
PDF - Portable Document Format version	Acrobat version 2.1, 3.0 - 6.0, including Japanese PDF
PIF - IBM Picture Interchange Format	Version 1.0
PS - Postscript	Level 2
PSD - Adobe Photoshop File Format	Version 4.0
RND - AutoShade Rendering File Format	Version 2.0

Presentation Formats:
Harvard Graphics for DOS	Versions 2.x & 3.x
Harvard Graphics	Windows versions
Freelance for Windows	Version 1.0, 2.0,96, 97, Millennium, and Millennium 9.6
Freelance for OS/2	Versions through 2.0
Microsoft PowerPoint for Windows	Versions through 2003
Microsoft PowerPoint for Macintosh	Versions 4.0, 98 - 2004
Novell\Corel Presentations	Versions through 12.0
Open Office Impress (Text Only)	Version 1.1
Star Office Impress (Text Only)	Version 5.2, 6.x, 7.x

Compressed and Encoded Formats:
GZIP	No specific version
LZA Self Extracting Compress	No specific version
LZH Compress	No specific version
Microsoft Binder	Version 7.0, Binder 97
UNIX Compress	No specific version
UNIX TAR	No specific version
ZIP	PKWARE versions through 2.04g

Email Formats:
MIME (text mail)	No specific version
MSG - Outlook Mail Message (Windows - text only)	Versions 97 - 2003
OST -Outlook Offline Folder	Versions 97 - 2004
PST -Outlook Personal Folder	Versions 97 - 2004

Other Formats:
Executable (EXE, DLL)	No specific version
Executable for Windows NT	No specific version
HTML	Versions through 3.0 (some limitations)
Microsoft Project (text only)	Versions 98 through 2003
vCard Electronic Business Card	Versit Version 2.1
WML	Compatible with WML specification 5.2

Confidential

Regarding GIF and other LZW based technologies:

Unisys U.S. LZW Patent No. 4,558,302 expired on June 20, 2003, the counterpart patents in the United Kingdom, France, Germany and Italy expired on June 18, 2004, the Japanese counterpart patents expired on June 20, 2004 and the counterpart Canadian patent expired on July 7, 2004.

Unisys Corporation holds and has patents pending on a number of improvements on the inventions claimed in the above-expired patents. Information on these improvement patents and terms under which they may be licensed can be obtained by contacting Unisys.

The Outside In technology renders viewable depictions of objects which were coded using the LZW technology. The Outside In Export Technologies use the LZW algorithms to create GIF files and TIFF files when the LZW compression option is set. The Licensee should make its own determination as to whether its Licensed Product will infringe on the intellectual property rights of any third party. If there is a concern that the Licensed Product will infringe, the handling of the LZW based technologies may be switched off in any Licensed Product.

List of affected file formats:

•	GIF files

•	TIF files using LZW compression

•	PDF files that use internal LZW compression

•	TAZ and TAR archives containing files that are identified as UNIX compressed files

•	ZIP files containing “shrunk” files

•	Postscript files using LZW compression

Confidential

STELLENT CHICAGO SALES, INC.

LICENSE AGREEMENT

EXHIBIT B

LICENSED PRODUCTS

1.	Licensed Products. The Licensed Products as of execution of this Agreement consist of the applications described in this Section 1. The Licensee shall not distribute a functionally equivalent version of the application(s) described in this Section 1 that does not contain the Components during the term of this Agreement. The Licensee shall notify Stellent Chicago in writing of (i) the date of first customer shipment of all Licensed Products not later than thirty (30) days after such date; and (ii) a change in the name of any Licensed Product prior to the first shipment of such newly named Licensed Product.

1.1.	The Licensee’s computer forensics tool entitled EnCase Forensic incorporating as embedded, non-optional technology and data, the Outside In viewing Technology and one of Outside In Content Access , Outside In Search Export, or Outside In XML Export Components described in Exhibit(s) A. EnCase Forensic enables users to analyze the contents of a computer for electronic forensic purposes. Investigators can analyze stored data as well as electronic artifacts such as deleted files, email and internet usage. Outside In Viewer Technology shall be used solely to view native files being processed by the Licensed Products. Outside In Content Access, Outside In Search Export, or Outside In XML Export (but not all three) shall be used solely to extract the textual content and meta data from supported files that reside on a computer that the Licensed Products are investigating. This content will be fed into the Licensee’s search and analytical engines.

1.2.	The Licensee’s enterprise investigation solution entitled EnCase Enterprise (EE), incorporating as embedded, non-optional technology and data, the Outside In Viewer Technology Components described in Exhibit(s) A. EnCase Enterprise is a powerful network-enabled multi-platform enterprise investigation solution that reduces the cost and improves the effectiveness of information security professionals, Computer Incident Response Teams (CIRTs), eDiscovery auditors, and forensic examiners. EE enables analysis to reach across the enterprise to respond to security incidents, proactively investigate issues of fraud, conduct forensics investigations, automate ediscovery operations, or perform network / software audits. Outside In Viewer Technology shall be used solely to view native files being processed by the Licensed Products. Outside In Content Access, Outside In Search Export, or Outside In XML Export (but not all three) shall be used solely to extract the textual content and meta data from supported files that reside on a computer that the Licensed Products are investigating. This content will be fed into the Licensee’s search and analytical engines.

1.3.

The Licensee’s enterprise investigation solution entitled Field Intelligence Module (FIM), incorporating as embedded, non-optional technology and data, the Outside In viewing Technology and one of Outside In Content Access , Outside In Search Export, or Outside In XML Export Component(s) described in

Confidential

Exhibit(s) A. This Licensed Product is a network-enabled investigative solution dramatically simplifies and accelerates field investigations of network-connected computers and servers. The FIM offers investigators powerful capabilities to search computers across a network and analyze all of the relevant information including volatile data that is traditionally lost during forensics investigations. Outside In Viewer Technology shall be used solely to view native files being processed by the Licensed Products. Outside In Content Access , Search Export, or XML Export (but not all three) shall be used solely to extract the textual content and meta data from supported files that reside on a computer that the Company Products are investigating. This content will be fed into the Licensee’s search and analytical engines.

1.4.	The Licensee shall select only one of Outside In Content Access, Outside In Search Export, or Outside In XML Export for implementation into EnCase Forensic and Field Intelligence Module no later than ninety (90) days after the Effective Date of this Agreement, and shall notify Stellent Chicago in writing of such selection.

2.	Access to Stellent Chicago Confidential Information. As provided in Section 5 of the Agreement, the Licensee shall restrict access to Stellent Chicago Confidential Information to the specific Licensee group expressly charged with development of Licensed Products.

3.	Address for Purposes of Technical Information. Stellent Chicago shall send technical information to the Licensee at the following location or to such other address the Licensee may designate in writing to Stellent Chicago. The Licensee agrees to promptly inform Stellent Chicago of any change in this location or contact person or email address, and acknowledges that the failure to promptly update Stellent Chicago may result in the Licensee’s failure to receive timely Maintenance.

Guidance Software, Inc.

215 North Marengo Ave

Pasadena CA 91101

Attention:	Ken Basore, Senior Director, Development
Phone:	626 229 9191 x100
Fax:	626 229 9199
Email:	ken.basore@encase.com

Confidential

STELLENT CHICAGO SALES, INC.

LICENSE AGREEMENT

EXHIBIT C

PAYMENT OF LICENSE FEES

1.	General Provisions

1.1.	Payments shall be made by wire transfer of immediately available funds to Stellent Chicago’s account at the following bank or by check to the lock box address below, or to such other address(es) as Stellent Chicago may designate in writing to the Licensee.

For wire transfers	For check payments
Wells Fargo Bank, N.A. 7900 Xerxes Avenue South Bloomington, MN 55431 Account #4030012132 ABA Routing # 121000248	Stellent Chicago Sales, Inc. NW 5496 PO Box 1450 Minneapolis, MN 55485-5496

1.2.	All payments shall be made in United States dollars.

2.	Payment

2.1	A non-refundable license fee applies for the Licensed Product(s). Stellent Chicago is entitled to the license fee whether or not the Licensee subsequently develops and markets the Licensed Products. The license fee is [*****], due and payable upon Agreement execution.

2.2	Maintenance will be provided during the period that the Licensee is integrating the Components into the Licensed Products (“Integration Maintenance Fee”). The Integration Maintenance Fee for the period from the Effective Date of this Agreement through the date of first customer shipment of the Licensed Products is [*****] and is due upon execution of this Agreement and payable on July 20, 2005.

2.3	After first customer shipment, Maintenance will be provided annually upon payment of the Annual Maintenance Fee. The Annual Maintenance Fee for the first twelve-month period after the date of first customer shipment is due upon Agreement execution and payable on the date of first customer shipment; thereafter, the Annual Maintenance Fee is due and payable annually at least thirty (30) days prior to the anniversary of the Licensee’s first payment of the Annual Maintenance Fee. The Annual Maintenance Fee for each twelve-month period hereunder is [*****].

2.4	Should Stellent Chicago terminate Maintenance for failure to pay Maintenance fees, the Licensee shall be required to pay all retroactive Maintenance fees due before Maintenance will be reinstated.

2.5	Invoices for amounts due hereunder shall be sent to the following address or to such other address as the Licensee may designate in writing to Stellent Chicago. Stellent Chicago’s failure to provide invoices for the payments due hereunder or

[*****]	Confidential material redacted and filed separately with the Securities and Exchange Commission.

Confidential

the Licensee’s failure to receive such invoices shall not relieve the Licensee of its obligation to make timely payments as provided herein. The Licensee agrees to promptly inform Stellent Chicago of any change in this location or contact person or email address.

Attention: Tim Leehealey, VP Business Development

Guidance Software, Inc.

215 North Marengo Avenue

Pasadena CA 91101

Tel:     626 229 9191 ext 120

Fax:     626 229 9199

Email: Tim.leehealey@encase.com

2.6	Option to Extend the Agreement. The Licensee may, at its sole option, extend the term of this Agreement for an additional two (2) year period under the following conditions.

2.6.1	The option shall be exercised in writing by the Licensee no later than ninety (90) days prior to the Expiration Date.

2.6.2	The Licensee shall pay a new license fee and applicable maintenance fee for such extension which shall be calculated as follows:

The number of units of (i) EnCase Forensic, (ii) EnCase Enterprise (each examiner is counted as one unit), and (iii) Field Intelligence Model sold during calendar year 2005 shall be calculated. The resulting unit count shall be compared to the number of units of (i) EnCase Forensic, (ii) EnCase Enterprise (each examiner is counted as one unit), and (iii) Field Intelligence Model sold in calendar year 2007. The unit growth rate shall be calculated (the “Growth Rate”). Growth Rate is calculated in the following manner:

((Units sold in 2007)/(unit in 2005))^(1/2)

The number of units of (i) EnCase Forensic, (ii) EnCase Enterprise (each examiner is counted as one unit), and (iii) Field Intelligence Model sold during the twelve (12) months ending on the date three (3) months prior to the Expiration Date shall be calculated (the “Renewal Unit Count”). The renewal fee for an addition 2 year term shall be equal to:

(Renewal Unit Count x [*****] x Growth Rate) + (Renewal Unit Count x [*****] x Growth Rate^2).

By way of example, if units sold in 2005 = 1000, units sold in 2007 = 1200, Renewal units = 1300 than the following calculations would apply:

Growth rate = (1200/1000)^(1/2) = 1.095

Renewal fee = (1300 x [*****] x 1.095) + (1300 x [*****] x 1.095^2) = [*****]

[*****]	Confidential material redacted and filed separately with the Securities and Exchange Commission.

Confidential

2.6.3	The new license and maintenance fees shall be due and payable in full thirty (30) days following the Licensee’s written exercise of this option.

2.6.4	In the event Licensee is acquired prior to the Expiration Date, the acquiring party may renew the Agreement for an additional 12-month term from the Expiration Date. The renewal license fee for an additional 12-month term shall be equal to: Renewal Unit Count × [*****] × Growth Rate.

2.7	In consideration of the terms herein, Stellent Chicago agrees that it will not license any of the Components described in Exhibits A-I, A-II, A-III, or A-IV to [*****], or any acquirer of the majority of the stock or assets of [*****] (but, for any such acquirer, only with respect to the [*****] line of products or their natural successors) for a period of two (2) years from the Effective Date of this Agreement.

[*****]	Confidential material redacted and filed separately with the Securities and Exchange Commission.

Confidential

STELLENT CHICAGO SALES, INC.

LICENSE AGREEMENT

EXHIBIT D

MAINTENANCE AND TECHNICAL SUPPORT SERVICES

Maintenance shall be provided to the Licensee during the initial warranty period and during the term of the Agreement, for each twelve month period for which the Licensee pays Stellent Chicago the Maintenance Fees.

1.	Maintenance. During the term of the Agreement, so long as the Licensee is current with Maintenance Fees due hereunder, Stellent Chicago shall make available to the Licensee all Upgrades to the Components. This includes support for new versions of the file formats identified in Exhibit(s) A, if and when such support for new formats is made generally available to other OEM licensees under Maintenance. Bug fixes and error corrections shall be made available to the Licensee in the next available Upgrade made generally available to other OEM licensees under Maintenance.

2.	Technical Support. Stellent Chicago shall provide the Licensee with technical support for the Components during Stellent Chicago’s standard support hours as set forth in Section 4.2 of this Exhibit D. Technical support shall mean telephone, e-mail and Web- based support for the Component APIs, to include Component integration assistance, suggested implementations, work-arounds, and related assistance for the Components under license.

3.	Licensee Obligations. When reporting an issue, the Licensee shall assist Stellent Chicago in resolving such issues by providing Stellent Chicago with the following information and materials:

3.1	A reasonable description of the apparent bug, error or defect.

3.2	If available, electronic files showing where the bug, error or defect occurred.

3.3	If requested by Stellent Chicago, an executable version of the Licensed Product(s) or other applications in use when the bug, error or defect occurred.

4.	Contact Information for Technical Support

4.1	The Licensee may contact Stellent Chicago OEM technical support team as follows:

4.1.1	Through Stellent Chicago’s OEM support Web site at http://oi.stellent.com. Using the Licensee’s customer ID and password, the Licensee may describe the issue, which will be automatically entered into Stellent Chicago’s technical support system.

4.1.2	Via e-mail at oemchi@stellent.com.

4.1.3	Via phone at 312-692-5300.

4.2	Standard support hours are Monday through Friday from 8:00 a.m. to 5:00 p.m. Central Time, excluding holidays.